Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TOSECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Teradata Corporation, a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2016 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Date: February 27, 2017	/s/ Victor L. Lund
Victor L. Lund
Director, President and Chief Executive Officer

Date: February 27, 2017	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Teradata Corporation and will be retained by Teradata Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.